Exhibit 99.1

Lexeo Therapeutics Reports First Quarter 2026 Financial Results and Operational Highlights

SUNRISE-FA2 open-label, pivotal trial protocol and SAP for LX2006 submitted to FDA in Q1 2026; Awaiting final FDA feedback

Multiple presentations highlighting progress across cardiac genetic medicine pipeline and optimized, Sf9-baculovirus AAV manufacturing platform to be presented at ASGCT 2026

Appointed Laura Sepp-Lorenzino, Ph.D. to Board of Directors

Cash, cash equivalents and investments of $227.6 million expected to provide operational runway into 2028

NEW YORK – May 11, 2026 (GLOBE NEWSWIRE) – Lexeo Therapeutics, Inc. (Nasdaq: LXEO), a clinical stage genetic medicine company dedicated to pioneering novel treatments for cardiovascular diseases, today provided business updates across its portfolio and reported financial results for the first quarter 2026.

“We continued to make steady progress across our key priorities in the first quarter of 2026. As we work with the FDA to finalize the SUNRISE‑FA 2 pivotal study protocol, we are advancing site readiness and patient identification activities to ensure we are prepared to initiate the study promptly once the protocol is complete,” said R. Nolan Townsend, Chief Executive Officer of Lexeo Therapeutics. “We will also have a meaningful scientific presence at ASGCT this week, where we will share updates from our LX2006 program as well as new preclinical data for LX2022. We remain committed to advancing our pipeline toward meaningful therapies for patients and look forward to providing further updates as our programs continue to progress.”

Program Updates and Recent Progress

LX2006 in Friedreich Ataxia (FA)

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In May 2026, Lexeo will share multiple presentations on LX2006 at the 29th American Society of Gene and Cell Therapies (ASGCT) Annual Meeting:
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Phase I/II interim clinical data of LX2006 continue to show sustained or deepening improvements across both cardiac and neurologic measures of FA, including statistically significant improvement in mean mFARS scores for LX2006-treated participants compared to a propensity-matched control cohort from the UNIFAI natural history study (n=17; p=0.003). LX2006 remains generally well tolerated with no Grade 3+ SAEs to date.
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Nonhuman primate research with LX2006 conducted by researchers at Weill Cornell Medicine demonstrates the potential of sequential dosing strategies to treat FA. Eight weeks following systemic intravenous administration of LX2006, nonhuman primates were administered LX2006 directly to the cerebellum or cerebral spinal fluid (CSF), and potentially therapeutic levels of cerebellar vector genome copies were detected via both routes of administration despite pre-existing immunity to the therapeutic vector.
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CMC comparability data for LX2006 between adherent HEK293 and Sf9 baculovirus suspension processes was shared, highlighting Lexeo’s optimized manufacturing platform that can maintain purity and potency while significantly improving scalability of production and reducing cost.
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In February 2026, Lexeo submitted the final registrational trial design and statistical analysis plan (SAP) for the SUNRISE‑FA 2 pivotal study to the FDA following a Type B meeting. The company is in contact with the FDA and is awaiting final feedback on the study protocol. Lexeo plans to provide an update when the protocol and SAP are finalized.
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Anticipated milestones for the remainder of 2026 include:
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FDA feedback on protocol submission expected in Q2 2026
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Initiation of SUNRISE-FA 2 pivotal trial in Q2 2026

LX2020 in PKP2 Arrhythmogenic Cardiomyopathy (PKP2-ACM)

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In January 2026, Lexeo reported positive interim clinical data from the HEROIC PKP2 Phase I/II clinical trial evaluating LX2020. LX2020 remains generally well tolerated across ten participants dosed with no clinically significant complement activation to date.
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Anticipated milestones for the remainder of 2026 include:
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12-month data update for all high dose participants in Q4 2026
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Regulatory engagement with the FDA expected in 2026

Pre-Clinical Assets

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In May 2026, Lexeo will present preclinical data for LX2022 at the ASGCT Annual Meeting, demonstrating proof‑of‑concept efficacy for TNNI3 replacement in a newly developed porcine model of hypertrophic cardiomyopathy. This novel model closely recapitulates severe disease physiology and mortality and was specifically developed by Lexeo to evaluate TNNI3‑targeted therapies. TNNI3‑related disease is estimated to account for approximately 1-3% of genetic cardiomyopathies.

Corporate Updates

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Appointed Laura Sepp Lorenzino, Ph.D., as an independent, non-executive director to the Board of Directors. Laura was the former Chief Scientific Officer at Intellia Therapeutics and previously held senior research leadership roles at Alnylam Pharmaceuticals and Vertex Pharmaceuticals. She currently serves on the boards of AskBio, Taysha Gene Therapies, Ursa Medicines, the American Society of Gene & Cell Therapy (ASGCT) and the Oligonucleotide Therapeutics Society, and contributes to multiple scientific advisory boards including Inverna Therapeutics, Thermo Fisher Scientific, Arsenal Capital Partners and the UK Nucleic Acid Therapy Accelerator.

First Quarter 2026 Financial Results

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Cash Position: As of March 31, 2026, cash, cash equivalents, and investments in marketable securities were $227.6 million, which Lexeo believes will be sufficient to fund operations into 2028.
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Research & Development Expenses: Research and Development expenses were $15.7 million for the three months ended March 31, 2026, compared to $17.2 million for the three months ended March 31, 2025.
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General & Administrative Expenses: General and Administrative expenses were $6.6 million for the three months ended March 31, 2026, compared to $16.6 million for the three months ended March 31, 2025.
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Net Loss: Net loss was $20.2 million or $0.25 per share (basic and diluted) for the three months ended March 31, 2026, compared to $32.7 million or $0.99 per share (basic and diluted) for the three months ended March 31, 2025.

About Lexeo Therapeutics

Lexeo Therapeutics is a New York City-based, clinical stage genetic medicine company dedicated to reshaping heart health by applying pioneering science to fundamentally change how cardiovascular diseases are treated. The Company is advancing a portfolio of therapeutic candidates that take aim at the underlying genetic causes of conditions, including LX2006 in Friedreich ataxia (FA), LX2020 in plakophilin-2 (PKP2) arrhythmogenic cardiomyopathy, and others in devastating diseases with high unmet need.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Lexeo’s expectations and plans regarding its current product candidates and programs and the timing for receipt and announcement of data from its clinical trials, the timing and likelihood of potential regulatory developments and approval, expectations regarding the time period over which Lexeo’s capital resources will be sufficient to fund its anticipated operations and estimates regarding Lexeo’s financial condition. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Lexeo believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements. These forward-looking statements are based upon current information available to the company as well as certain estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Lexeo’s filings with the U.S. Securities and Exchange Commission (SEC)), many of which are beyond the company’s control and subject to change. Actual results could be materially different from those indicated by such forward-looking statements as a result of many factors, including but not limited to: risks and uncertainties related to global macroeconomic conditions and related volatility; expectations regarding the initiation, progress, and expected results of Lexeo’s preclinical studies, clinical trials and research and development programs; the unpredictable relationship between preclinical study results and clinical study results; delays in submission of regulatory filings or failure to receive regulatory approval; liquidity and capital resources; and other risks and uncertainties identified in Lexeo’s Annual Report on Form 10-K for the annual period ended December 31, 2025, filed with the SEC on March 30, 2026, and subsequent future filings Lexeo may make with the SEC. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Lexeo claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Lexeo expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Media Response:

Media@lexeotx.com

Investor Response:

Ashley Kaplowitz

akaplowitz@lexeotx.com

Lexeo Therapeutics, Inc.

Selected Financial Information

(Unaudited, in thousands, except share and per share amounts)

Statements of Operations

	Three Months Ended March 31,
	2026	2025
Operating expenses
Research and development	$15,703	$17,171
General and administrative	6,630	16,634
Total operating expenses	22,333	33,805
Operating loss	(22,333)	(33,805)
Other income and expense
Other expense, net	(1)	(4)
Interest expense	(17)	(28)
Interest income	2,113	1,193
(Amortization of premium) accretion of discount on investments in U.S. Treasury securities, net	42	(12)
Total other income and expense	2,137	1,149
Loss from operations before income taxes	(20,196)	(32,656)
Income taxes	-	-
Net loss	$(20,196)	$(32,656)
Net loss per common share, basic and diluted	$(0.25)	$(0.99)
Weighted average number of shares outstanding used in computation of net loss per common share, basic and diluted	81,183,812	33,113,991

Balance Sheet Data

	March 31,	December 31,
	2026	2025
Cash, cash equivalents, and investments in U.S. Treasury securities	$227,553	$246,568
Total assets	250,356	268,688
Total liabilities	18,859	22,019
Total stockholders' equity	231,497	246,669